Exhibit 20.1

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2003-1, 2003-2 and 2003-3

Monthly Servicing Report

Collection Period 13

Settlement Period Begin Date 10/1/2004

Settlement Period End Date 10/31/2004

Distribution Date 11/15/2004

Portfolio Information		End Of Period	Beginning Of Period
1.	Balances
	Pool Balance	1,894,889,811.27	1,964,760,386.43
	Adjusted Pool Balance	1,866,466,464.10	1,935,288,980.63
	Required Pool Balance	1,866,087,269.39	1,934,910,069.53

	Trust Available Subordinated Amount	190,227,589.39	194,850,389.53
	Required Subordinated Amount	190,227,589.39	194,850,389.53
	Incremental Subordinated Amount	19,115,035.79	15,943,835.93
	Transferor Amount	260,881,804.29	271,981,575.26
2.	Portfolio Composition
	Top 3 dealers
	0-90 days past due (0 = current)	137,766,842.95	133,347,003.16
	91+ day past due receivable balance	3,767.85	38,545.68
	Total	137,770,610.80	133,385,548.84
	Rest of the dealers
	0-90 days past due (0 = current)	80,262,833.21	85,512,711.75
	91+ day past due receivable balance	64,063.02	77,267.00
	Total	80,326,896.23	85,589,978.75
	Used Equipment
	0-90 days past due (0 = current)	257,227,963.11	251,233,150.95
	91+ day past due receivable balance	1,856,016.08	1,994,069.32
	Total	259,083,979.19	253,227,220.27
	Rental Equipment
	0-90 days past due (0 = current)	161,008,423.66	162,096,751.88
	91+ day past due receivable balance	585,551.65	523,209.56
	Total	161,593,975.31	162,619,961.44
3.	Overconcentrations
	Dealer Overconcentration Amount due to 2.25% limit on top 3 dealers	19,474,154.93	15,537,676.96
	Dealer Overconcentration Amount due to 2.00% limit on the rest of the dealers	0.00	0.00
	Used Equipment Overconcentration Amount (40% limit)	0.00	0.00
	Rental Overconcentration Amount due to 12% limit on rental receivables	0.00	0.00
4.	Ineligible Receivables
	Ineligible Receivables (excluding Overconcentration amounts)	0.00	0.00
	Aggregate Amount of Ineligible Receivables re-assigned to the transferor	0.00	0.00

Current Month Activity
1.	Trust Principal Receivables
	Aggregate Principal Collections	458,441,886.34
	New Principal Receivables	427,931,970.99
	Receivables Added for Additional Accounts	1,605,806.06
	Net Loss	0.00
	Monthly Dilution Amount	39,360,659.81
	Principal Recoveries	0.00
2.	Principal Collections
	Aggregate Principal Collections	458,441,886.34
	Reallocated Yield Amount	6,876,628.30
	Series Allocable Principal Collections	451,565,258.04
	Principal Allocation Percentage of Series Allocable Principal Collections	94.10%
3.	Non-principal Collections
	Interest Collections	8,674,313.65
	Reallocated Yield Amount	6,876,628.30
	Series Allocable Interest Collections	15,550,941.95
	Floating Allocation Percentage of Series Allocable Interest Collections	94.10%
4.	Investment Proceeds
	Collection Account Investment Earnings	462.65
	Reserve Account Investment Earnings	22,576.22
	Principal Funding Account Investment Earnings	0.00
	Interest Funding Account Investment Earnings	7,881.30
	Excess Funding Account Investment Earnings	0.00
	Aggregate Investment Proceeds	30,920.17
5.	Miscellaneous Payments to the issuer
	Adjustment Payment	0.00
	Transferor Deposit Amount	0.00
Portfolio Performance
1.	Portfolio Aging
	Current	1,871,188,753.88
	1-30 days past due	3,950,089.76
	31-60 days past due	11,333,676.51
	61-90 days past due	3,354,040.38
	91-120 days past due	1,217,844.60
	120+ days past due	3,845,406.14
	Total	1,894,889,811.27
2.	Sold Out of Trust
	0-90 days past due (0 = current)	155,290.30
	91+ day past due receivable balance	224,838.78
	Total	380,129.08

Early Amortization Events
	1.	Failure by the Servicer to :
		a. Make a payment or deposit required by the TSA(1).	N
		b. To deliver a Payment Date Statement on the date required under the TSA(1)	N
		c. To comply with its agreement not to create a lien on a receivable.	N
		d. To observe other agreements in the TSA(1)	N
	2.	Material breach of certain representations, warranties or covenants not cured within 60 days.	N
	3.	Occurrence of an Insolvency Event relating to CNH Global N.V., Case, LLC or New Holland North America, Inc.	N
	4.	Failure to convey Receivables in Additional Accounts with 5 business days.	N
	5.

Available Subordinated Amount less than Required Subordination amount provided that reductions in Available Subordinated Amount used to pay interest due to LIBOR being equal to or greater than PRIME for 30 consecutive days.

			N
	6.	Servicer Default.	N
	7.	Issuer becomes an ‘Investment Company’.	N
	8.	Events of Default under the indenture
		a. Issuer’s failure to pay interest on any note for 35 days.	N
		b. Issuer’s failure to pay the stated principal amount by its legal final maturity date.	N
		c. Issuer becomes bankrupt.	N
		Is the Trust Available Subordination Amount less than the Transferor Amount?	N
		Is the Adjusted Pool Balance less than the Required Pool Balance?	N
		Is the balance in the Excess Funding Account greater than 30% of Adjusted Pool Balance in the last 3 consecutive collection periods?	N
		Is the 3 month average of the Monthly Payment Rate less than 14%?	N
		Early Amortization Event Triggered	N
Reconciliation
1.		Reconciliation Of Collection Account
		Transfers Into Collection Account
		Principal Collections	458,441,886.34
		Interest Collections	8,674,313.65
		Principal Recoveries	0.00
		Reserve Account Draw	0.00
		Reserve Account deposits due to VFN Draws	0.00
		Excess Funding Account Draw	0.00
		Principal Funding Account Draw	0.00
		Investment Proceeds	30,920.17
		Available Subordinated Amount Draws	0.00
		Adjustment Payment	0.00
		Transferor Deposit Amount	0.00
		Total Transfers into Collection Account	0.00
		Transfers From Collection Account	467,147,120.16
		Required Interest Payment Distribution to Noteholder	3,160,630.36
		Principal Paid	60,000,000.00
		Commitment Fees Paid	25,187.50
		Claims for Application Paid	0.00
		Reserve Account Deposit Amount	0.00
		Excess Funding Account Deposit	0.00
		Principal Funding Account Deposit	0.00
		Servicing Fees	1,355,186.67
		To CNH	402,606,115.63
		Total Transfers from Collection Account	467,147,120.16
		Difference	0.00
2.		Reconciliation of Excess Funding Account
		Beginning Balance of Excess Funding Account	0.00
		Transfers Into Excess Funding Account
		Additions in connection with a reduction in Receivables	0.00
		Additions in connection with a reduction in Available Subordination Amount	0.00
		Excess Funding Account Investment Income	0.00
		Total Transfers into Excess Funding Account	0.00
		Distributions From Excess Funding Account
		Transfer of Investment Income to Collection Account	0.00
		Transfers to Principal Funding Account	0.00
		Transfers to Residual Holder	0.00
		Total Transfers from Excess Funding Account	0.00
		Ending Balance	0.00

(1) Transfer and Servicing Agreement

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2003-1

Monthly Servicer Report

Collection Period 13

Settlement Period Begin Date 10/1/2004

Settlement Period End Date 10/31/2004

Distribution Date 11/15/2004

Period					Revolving Period
	Orig. Balance	Current Balance	Coupon	Interest Paid	Principal Paid
A	485,787,000.00	485,787,000.00	2.07000%	865,915.33	0.00
B	35,825,000.00	35,825,000.00	2.62000%	80,825.18	0.00

Allocation Percentages
Floating Allocation Percentage	29.85%
Principal Allocation Percentage	29.85%

Required Payments
Series 2003-1 Monthly Interest & Interest Shortfall	946,740.51
Monthly Servicing Fee	434,676.67
Controlled Accumulation Amount	0.00
Total Required Payments	1,381,417.17

Series 2003-1 Share of Available Funds
Interest Collections	4,642,259.43
Principal Collections	134,797,025.35
Reserve Account Investment Proceeds	7,169.51
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	2,470.41
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	139,448,924.71

Current Period Payments
Series 2003-1Monthly Interest and Past Interest Shortfall	946,740.51
Servicing Fee	434,676.67
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2003-1 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	3,270,482.18
Excess Principal Collections made available to other series	134,797,025.35
Total Payments	139,448,924.71

Current Period Interest Shortfall
Series 2003-1Monthly Interest Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	521,612,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	521,612,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	0.00
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Controlled Deposit Amount	0.00
Total Transfers and Beginning Balance
Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	5,216,120.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	7,169.51
Total Transfers into Reserve Fund	7,169.51
Total Transfers and Beginning Balance
Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	7,169.51
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	7,169.51
Ending Balance	5,216,120.00

Reconciliation Of Collection Account for Series 2003-1
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	139,448,924.71
Investor Default Amount (included in transfer of daily noteholder collections)	0.00
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	139,448,924.71
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	946,740.51
Chargeoff reimbursements	0.00
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Servicing Fees	434,676.67
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	138,067,507.53
Total Transfers from Collection Account	139,448,924.71
Difference	0.00

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2003-2

Monthly Servicer Report

Collection Period 13

Settlement Period Begin Date 10/1/2004

Settlement Period End Date 10/31/2004

Distribution Date 11/15/2004

Period					Revolving Period
	Orig. Balance	Current Balance	Coupon	Interest Paid	Principal Paid
A	485,787,000.00	485,787,000.00	2.17000%	907,746.99	0.00
B	35,825,000.00	35,825,000.00	2.87000%	88,537.51	0.00

Allocation Percentages
Floating Allocation Percentage	29.85%
Principal Allocation Percentage	29.85%

Required Payments
Series 2003-2 Monthly Interest & Interest Shortfall	996,284.49
Monthly Servicing Fee	434,676.67
Controlled Accumulation Amount	0.00
Total Required Payments	1,430,961.16

Series 2003-2 Share of Available Funds
Interest Collections	4,642,259.43
Principal Collections	134,797,025.35
Reserve Account Investment Proceeds	7,169.24
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	2,470.41
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	139,448,924.44

Current Period Payments
Series 2003-2Monthly Interest and Past Interest Shortfall	996,284.49
Servicing Fee	434,676.67
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2003-2 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	3,220,937.93
Excess Principal Collections made available to other series	134,797,025.35
Total Payments	139,448,924.44

Current Period Interest Shortfall
Series 2003-1Monthly Interest Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	521,612,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	521,612,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	0.00
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Controlled Deposit Amount	0.00
Total Transfers and Beginning Balance
Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	5,216,120.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	7,169.24
Total Transfers into Reserve Fund	7,169.24
Total Transfers and Beginning Balance
Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	7,169.24
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	7,169.24
Ending Balance	5,216,120.00

Reconciliation Of Collection Account for Series 2003-2
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	139,448,924.44
Investor Default Amount (included in transfer of daily noteholder collections)	0.00
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	139,448,924.44
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	996,284.49
Chargeoff reimbursements	0.00
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Servicing Fees	434,676.67
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	138,017,963.28
Total Transfers from Collection Account	139,448,924.44
Difference	0.00